                                                                   EXHIBIT 10.10


                                    SUBLEASE
                                    --------

     THIS AGREEMENT TO SUBLEASE, Entered into this 8th day of October, 1981, by and between PACIFIC CASCADE CORPORATION, a Washington corporation doing business in Oregon as PCC ASSOCIATES, hereinafter called "Landlord," and G.I. JOE'S, INC., an Oregon corporation, hereinafter called "Tenant":

                              W I T N E S S E T H:
                              -------------------
                                       I
                               PREMISES AND TERM
                               -----------------

     Landlord is the "Ground Tenant" under that certain ground lease dated September 22, 1981 by and between KIVCO, a partnership, (Ground Landlord), and Pacific Cascade Corporation (Ground Tenant), attached hereto and marked Exhibit "A", hereof which lease includes the premises described in this Building Lease.

     In consideration of the covenants and agreements herein contained to be kept and performed by Tenant, and the rentals hereinafter covenanted to be paid by Tenant, Landlord does hereby sublease, demise, and sublet unto Tenant, for the term hereinafter specified, those certain leased premises located in Lane County, Oregon, described in Exhibit "B" attached hereto (the "premises"), to have and to hold unto said Tenant the above described leased premises, together with all appurtenances, rights, privileges, and easements thereto belonging, upon the terms, conditions, covenants, and agreements hereinafter set forth for a term commencing on the commencement date as hereinafter

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defined and ending December 31, 2005 unless sooner terminated or extended as provided hereinafter.

     This demise is subject to:

          (a) Conditions, restrictions, and limitations, if any, now appearing of record;

          (b) Zoning ordinances of any municipality, Lane County, Oregon, including the Land Conservation and Development Commission, and any other governmental body now existing or which may hereafter exist by reason of any legal authority during the life of this Lease;

          (c) Any questions of survey, Tenant having satisfied itself as to the boundary lines and contents of the leased premises;

          (d) Such declaration and establishment of Protective Covenants, Conditions and Restrictions, and Grants of Easements affecting the leased premises as may now or hereafter be filed of record, and amendments thereto.

                                       II
                                      RENT
                                      ----

     1. (a) From the commencement date (as hereinafter defined) of this Lease through December 31, 1985, Tenant shall pay to Landlord, as basic rent for the leased premises, a monthly payment determined by:

          (i) Adding $328,074 to "actual building construction costs" as defined in subparagraph (d), and

          (ii) Multiplying the total of (i) times .16248, and

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          (iii) Adding $53,051, and

          (iv) Dividing the total of the foregoing computations by 12.

     For the five (5) year period commencing January 1, 1986, and for each succeeding five (5) year period during the remainder of the initial term of this lease the same formula shall be applied to determine the basic monthly rent for the leased premises except that the following amounts (set next to the five year period in question) shall be substituted for the figure $53,051 in (iii) above.

          Years 1986 through 1990      $59,666

          Years 1991 through 1995      $69,036

          Years 1996 through 2000      $78,406

          Years 2001 through 2005      $93,849

          (b) Basic rent payments shall commence on the commencement date as hereinafter defined. In the event the commencement date occurs on any date other than the first day of a calendar month, the basic monthly rent for that month shall be prorated on a daily basis.

          (c) Thereafter, the basic monthly rent shall be payable in advance on or before the first day of each and every calendar month.

          (d) "Actual building construction costs," as used in this Article, shall mean construction contract price, or prices, for the construction of the building described in Exhibit "C" attached to this Lease; provided that "actual building construction costs", as used in this computation, shall not be less than $1,270,000 nor greater than $1,350,000.

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All other direct or indirect costs, in any way, related to construction of the leased premises are included in the $328,074 referred to in subparagraph (a)(i) above.

          (e) After completion of the construction set forth in Article III, Landlord shall submit to Tenant a statement setting forth the construction cost and the amount of the initial basic rent. Such statement shall be itemized in reasonable detail and shall detail the basis of the computation of the construction cost and initial basic rent.

     2. In addition to the basic rent specified above, for each year or part thereof of the lease term Tenant shall pay to Landlord, as percentage rent, an amount equal to One and one-half Percent (1-1/2%) of Tenant's aggregate gross receipts for that calendar year in excess of the annual exclusion. The term "annual exclusion" shall for the purpose of this Lease be defined as the amount which is equal to the basic rent for the first full year divided by .03. The annual exclusions for the first and last years of this Lease shall be prorated from the first day of the first full month and to the last day of the last full month of the lease term, respectively. Payments of percentage rent shall be made annually, on or before the Fifteenth (15th) day of January of the following year. Percentage rent shall be determined by applying the above percentage to the aggregate gross receipts for the calendar year in excess of the annual exclusion. A statement setting forth how the percentage rent is computed, and reconciled with the payment actually made, shall be submitted to the Landlord with said annual payment or by January 15, regardless of whether any such percentage rent shall be payable hereunder. On or before February 15th of each year, Tenant shall submit to Landlord an unaudited statement for the preceding

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year showing Tenant's total gross receipts from the leased premises, the aggregate percentage rent payable, and the amount actually paid, if any. Any deficiency shall be paid upon submission of the annual statement. Any excess shall be reimbursed to Tenant by Landlord within Thirty (30) days after receipt of the annual statement unless, within that time, Landlord or Ground Landlord requests an audit, as hereafter provided.

     3. The term "gross receipts" means the amount paid or payable for all goods sold or services rendered upon or from any part of the leased premises by Tenant or by any other person, whether at retail or wholesale, and including credit transactions. Goods transferred to Tenant's other places of business for bona fide business reasons, and not to avoid percentage rent, are excluded. Amounts paid by Tenant as a sales tax or other excise tax on account of sales, and amounts refunded or cancelled on goods returned or on which adjustments have been made, are excluded. Amounts deemed uncollectable on credit sales in accordance with generally accepted accounting principles shall be deducted in the year in which they are so shown on Tenant's books and records, provided, however, such amounts shall be deducted only to the extent they have been included in an annual statement of aggregate gross receipts pursuant to paragraph 2 above.

     4. At any time after Tenant's statement of receipts is due, whether or not it has been submitted and whether or not Landlord has accepted the payment shown to be due thereon, either Landlord or Ground Landlord may request an audit of Tenant's gross receipts by a certified public accountant selected by the party requesting the audit. The accountant shall take such steps as the accountant deems necessary to determine Tenant's

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gross receipts. The accountant's determination of Tenant's gross receipts shall be final and binding upon all parties, and payments required to make adjustments in rent to conform to the accountant's determination shall be made within Ten
(10) days after receipt of the accountant's written determination by the party obligated to make the payment. The cost of the accountant's determination shall be borne by either Landlord or Tenant, depending upon the difference in percentage rent shown to be due, as follows: Less than Five Percent (5%) additional due, by Landlord; Five Percent (5%) additional or more due, by Tenant.

     5. Tenant shall keep in the leased premises or, upon Twenty-one (21) days' notice, agrees to prepare and make available to Landlord or Ground Landlord, as the case may be, at the leased premises, a permanent, accurate set of books and records pertaining to gross receipts derived from business conducted on or from the leased premises during each day of the term hereof, and all supporting records and such pertinent records shall be kept, retained, and preserved for at least Three (3) years after the expiration of each lease year. Tenant shall keep, retain, and preserve for at least Two (2) years after the expiration of each lease year all original sales records and sales slips or sales checks and any other pertinent, original sales records, including cash register tapes. All such books and records shall be open to inspection and audit by Landlord, Ground Landlord and/or their agents at all reasonable times during ordinary business hours.

     6. Tenant shall occupy the leased premises continuously for the purpose stated in this Lease and carry on business during the hours customary in comparable businesses

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similarly situated. This shall not prevent Tenant from closing for brief periods when reasonably necessary for inventory, repairs, remodeling (when permitted), or other legitimate purposes related to the business carried on, or when closure is the result of a labor dispute, or other factors not within Tenant's control.

     7. Landlord is not, by virtue of this Article, a partner or joint venturer with Tenant in connection with the business carried on under this Lease, and Landlord shall have no obligation with respect to Tenant's debts or other liabilities, and no interest in Tenant's profits.

     8. It is the intent of Landlord and Tenant that the rent herein specified and reserved shall be absolutely net to Landlord, so that this Lease shall, except as hereinafter provided to the contrary, yield net to Landlord the basic rent and percentage rent specified herein during the term of this Lease.

     9. In the event any rent is not paid when due, interest at the rate of one percent (1%) per month, but not to exceed the maximum legal rate then allowable by law, shall accrue thereon until all unpaid rent and interest has been paid in full. Any acceptance by Landlord of a partial payment of rent and interest shall not constitute a waiver of any remaining unpaid rent and/or interest which may have accrued at that time or which may accrue thereafter.

     10. All rents described herein shall be paid to Landlord without deduction or offset at the office of the Landlord in Seattle, Washington, or at such other place as the Landlord or its authorized agent may, from time to time, designate in writing.

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                                       III
                                  CONSTRUCTION
                                  ------------

     1. Landlord shall construct, at its sole cost and expense, upon the leased premises, a retail sales building in accordance with the plans, specifications and site plan described on Exhibit "D" attached hereto excepting nonmaterial changes. In addition, Landlord shall construct parking areas and common area improvements adjacent to the leased premises substantially in accordance with plans and specifications, including the site plan marked Exhibit "D."

     2. Landlord shall forthwith apply for and obtain all necessary permits for the construction of the building and improvements and shall thereupon cause said construction to be commenced and pursued to completion in an expeditious manner. Any material changes in the plans and specifications, or any material change orders in the construction contract or contracts which may become necessary or desirable during the course of construction shall be approved in writing by Landlord and Tenant.

     3. On completion, Landlord shall deliver to Tenant copies of the following:

          (a) A certificate of completion by the architect who supervised the construction stating that all work and construction has been substantially completed in accordance with the approved plans and specifications, including all approved changes or modifications, if any; and

          (b) Any certificate of occupancy, or equivalent permit or certificate, which may be required by any governmental authority prior to issuance of any business license required for Tenant's commencement of business on the leased premises.

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     4. All signs or symbols placed in the windows or doors of the leased premises, or upon any exterior part of the building by Tenant, shall be subject to the approval of Landlord or Landlord's agents. Any signs placed on the leased premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the leased premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

                                       IV
                                COMMENCEMENT DATE
                                -----------------

     1. The commencement date of this Lease shall occur on the date Tenant opens for business or Sixty (60) days after the delivery to Tenant of the certificates described in Paragraph 3 of Article III above, whichever first occurs.

     2. Tenant may enter the premises prior to the commencement date for the purposes of fixturing and stocking inventory, provided Tenant's fixturing and stocking does not interfere with any construction work then remaining to be done.

     3. It is the intention of the parties that the commencement date of this Lease, as defined in Paragraph 1 of this Article, shall occur on or before May 5, 1982, and that Tenant shall be allowed access to the building for purposes of fixturing and stocking, on or before March 13, 1982. If the commencement date is delayed beyond May 5, 1982 because Landlord is unable to complete its work (unless that inability results from Acts of God, delay by Tenant, matters beyond the control of Landlord, or labor disputes) Landlord

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shall pay to Tenant, as a penalty for such delay, the sum of One Thousand
Dollars ($1,000.00) per day up to the actual commencement date.

                                        V
                                   COMMON AREA
                                   -----------

     1. For the purposes of this Lease, "common area" shall mean all areas of the real property described in Exhibit "D" outside the exterior walls of the buildings located thereon which are not reserved for the exclusive use of Tenant or Landlord. Common area shall include automobile parking areas, access roads, driveways, sidewalks, pedestrian walkways and stairways, landscaped areas, utility lines and systems. Common area shall not include the interior space of any building located on Exhibit "D" nor any area immediately appurtenant to such buildings which is reserved for the exclusive use of such building, such as loading docks.

     2. Landlord will, at all times during the term of this Lease, keep the common area in good maintenance and repair, and shall:

          (a) Maintain suitable means or illumination sufficient to illuminate the parking areas during all twilight and evening hours that the Tenant's store is open for business and is in operation;

          (b) Maintain and keep the parking areas, driveways, and access roads in good condition and repair with a hard surface pavement and properly striped;

          (c) Clean and remove debris, ice, and snow from the parking areas, driveways and access roads;

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          (d) Clean and maintain sidewalks and other pedestrian walkways and stairways, and remove debris, ice and snow therefrom; provided, however, that Tenant shall keep the sidewalk immediately in front of the leased premises clean and free from debris, ice, and snow;

          (e) Maintain all other portions of the common area in good order and repair; and

          (f) Obtain and maintain liability insurance insuring both Landlord and Tenant against all liability for personal injury, death, or property damage arising on or about the operations of the common area, in an amount of not less than Two Hundred Thousand Dollars ($200,000.00) for death or injury to one person, not less than Five Hundred Thousand Dollars ($500,000.00) for death or injury arising out of one accident, and not less than One Hundred Thousand Dollars ($100,000.00) for property damage.

     3. (a) Tenant shall pay to Landlord, in the manner provided below, Tenant's pro rata share of Landlord's actual costs of maintaining and operating the common area during the lease term. "Actual costs of maintaining and operating the common area" shall include the following: All amounts paid by Landlord as actual costs for maintaining and repairing the common area, including, without limitation, cleaning; snow and ice removal; costs and expenses of planting, replanting, and replacing flowers, shrubs, and landscaping; water and sewage charges; maintenance, repair, and replacement of utility systems, electricity, and other utility charges; repair, maintenance, and upkeep of the parking areas, driveways, access roads, sidewalks, and pedestrian walkways, including

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the costs of paving, repaving, surfacing, resurfacing, painting, and repainting the same; installation, replacement, repair, and maintenance of traffic control and directional signs and devices; premiums for liability and extended all-risks insurance; real property taxes and assessments; personal property taxes on equipment and materials used to maintain the common area; and policing the common area and affording security and fire protection therefor. "Actual costs of maintaining and operating the common area" shall also include a management fee of ten percent (10%) of the above described costs; provided that in computing said management fee, all capital items and all replacement items in excess of One Thousand Dollars ($1,000), real estate taxes and insurance premiums shall be excluded. Landlord agrees to expend only the monies reasonably necessary for such operating and maintenance in order to keep the common area in good repair and clean condition and to operate the same on a nonprofit basis to the end that the expense in connection therewith shall be kept at a minimum. Costs attributable to a contract between Landlord and an affiliated party shall not be included, unless that contract is previously approved by Tenant. Tenant's approval shall not be unreasonably withheld.

          (b) Tenant's pro rata share of the actual costs of maintaining the common area shall be a percentage equal to the gross leasable area of the buildings on Tenant's premises divided by the total gross leasable area of all buildings (except the common area structures) located on the real property described in Exhibit "D." The gross leasable area of each building shall be calculated by measuring the ground floor of such building from the outside walls.

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          (c) The annual charge to the Tenant shall be paid in monthly installments, in advance, at the time of the monthly rent payment, in an amount estimated by Landlord. On or before April 1st of each calendar year (and within ninety (90) days after the termination of this Lease), Landlord shall furnish Tenant with a statement in reasonable detail of the actual common area costs and expenses actually paid or incurred by Landlord during such period, and, thereupon, there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as required, so that Landlord shall receive the entire amount of Tenant's pro rata share of such costs and expenses for such period.

     4. Subject to the provisions of any declaration and establishment of Protective Covenants, Conditions and Restrictions, and Grants of Easements which may now or hereafter be filed of record with respect to the premises and the common area, the common area is maintained for the common use of all tenants, subtenants and Landlord, their customers, visitors, employees, business invitees, licensees and persons dealing with tenants, subtenants and Landlord. Neither Tenant nor Landlord shall do any act to unreasonably prevent or obstruct such common use and free ingress to and egress from the common area; provided, however, that Landlord may make such rules and regulations governing the use of the common area as may be reasonably necessary to regulate the use of such common area, and may restrict the use of or access to any portion of the common area when such restriction is necessary or advisable for purposes of security, or safety, or for the construction, reconstruction, repair, maintenance or preservation of the common

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area or any buildings located on the real property described in Exhibit "B;"
and, provided further, that Landlord shall have the right in its sole discretion to construct other buildings in such locations on said real property as Landlord may desire and construction and maintenance of such buildings shall not be deemed to prevent or obstruct the common use and free ingress to and egress from the common area or to violate any other term or provision of this Lease.

                                       VI
                               REAL PROPERTY TAXES
                               -------------------

     1. Tenant shall pay promptly and before delinquency any and all real property taxes and assessments, of whatsoever kind or nature, levied or assessed against the land, buildings, or other improvements constituting the leased premises or attributable thereto during the term of this Lease. Tenant shall deliver to Landlord copies of receipts or other evidences of payment evidencing payment of all such real property taxes and assessments when due. All real property taxes and assessments payable for a period part of which shall be within the lease term and part of which shall be before or after the lease term shall be prorated on a daily basis.

     2. In the event the leased premises are not taxed separately and are part of a larger parcel which is assessed as one parcel for property tax purposes, Tenant shall pay only that portion of such taxes and assessments which are attributable to the land, buildings, and other improvements constituting the leased premises. For purposes of determining the portion of such taxes and assessments attributable to the leased premises, the figures supplied by the Lane County Department of Assessment and Taxation or other

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similar taxing authority as to the breakdown of said taxes and assessments shall be conclusive.

     3. If no breakdown of the assessment can, after reasonable effort, be obtained from the taxing authority, then Tenant shall reimburse Landlord for Tenant's pro rata share of the taxes so paid, said pro rata share being a percentage equal to the gross leaseable area of the buildings on Tenant's premises divided by the gross leaseable area of all buildings located on the real property described in Exhibit "D."

     4. Tenant shall have the right at its own cost and expense to contest, in good faith, in any proper proceeding and in the name of Landlord if necessary, the assessed valuation of the leased premises or the amount, payment or satisfaction of any tax or assessment agreed to be paid by Tenant if the validity, amount, or right to assess or collect the same is disputed by Tenant and Landlord agrees to cooperate with Tenant in this regard; provided, however, that Landlord in its sole discretion may require Tenant to deposit with a suitable escrow company, in order to secure to Landlord Tenant's performance of its obligations hereunder with respect to such tax or assessment, a bond or cash deposit (or other securities satisfactory to Landlord) sufficient to cover not less than one hundred percent (100%) of the amount of the contested tax or assessment together with interest, costs and penalties for the period during which such contest is reasonably expected to be maintained, or Tenant may pay such contested imposition or charge under protest. Landlord agrees to give reasonable cooperation to Tenant in any such proceeding; provided, however, Tenant shall hold Landlord harmless from, and shall reimburse

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Landlord for, any and all loss, costs and expenses, including attorneys' fees, incurred by Landlord in connection with any such proceedings.

     5. Should there be in effect during the lease term (or any extension thereof) any law, statute or ordinance which levies, assesses or imposes any tax (other than an income tax) upon rents, Tenant shall pay such tax as may be attributed to the rents under this lease or shall reimburse Landlord for any such taxes attributable to this Lease as are paid by Landlord.

                                       VII
                                 USE OF PREMISES
                                 ---------------

     1. Landlord is leasing the leased premises for use as a retail store, and Tenant shall use the leased premises for no other purpose during the term of this Lease without the written consent of Landlord, which consent shall not be unreasonably withheld.

     2. Tenant shall neither make nor knowingly permit any unlawful, improper, immoral, or offensive use of said premises, or any portion thereof, which will, in any way, tend to create a nuisance or to disturb any persons in the neighborhood of the leased premises, or to unduly create or cause a fire hazard, or to increase the fire insurance on the leased premises, or permit any nuisance which shall in any way be a violation of the statutes and laws of the State of Oregon or the laws and ordinances of any political subdivision thereof.

     3. Tenant agrees to keep and maintain all of the leased premises in a clean and sanitary condition and not to suffer or permit any strip or waste thereof.

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         4. Tenant  shall,  at all times,  avoid any act or omission  that would cause Landlord to be in default of its obligations under the provisions of the Ground Lease attached hereto as Exhibit "A."

                                      VIII
                                    UTILITIES
                                    ---------

     1. Tenant shall pay for all heat, light, power, water, sewage, and other services or utilities used by Tenant on the leased premises, and shall pay the charges therefor as the same become due.

     2. Landlord shall not be liable for any interruption or failure in the supply of any utility to the leased premises unless caused by negligence of Landlord.

     3. Tenant's obligation to pay for utilities used on or about the leased premises shall begin when the leased premises are substantially complete and are available to Tenant for tenant fixturing and stocking.

                                       IX
                             REPAIRS AND MAINTENANCE
                             -----------------------

     1. Tenant shall maintain the leased premises in good order and repair during the term of this Lease, at Tenant's cost and expense. Tenant's duty to maintain and repair includes but is not limited to: Maintaining exterior and interior walls, including painting, interior and exterior entrances and fronts; the roof and ceilings; all glass windows; doors; fixtures; wiring; lighting; heating; air conditioning; plumbing fixtures; and foundations; provided, however, that Landlord warrants the foundation, footings, roof and structural members of the building against latent defects for a period of 60 months beginning with the commencement date as defined in Article IV hereof; and provided further that

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Landlord warrants all such work against latent defects for a period of one (1)
year beginning at the time of substantial completion of construction as evidenced by the architect's certificate of completion described in Paragraph 3(a) of Article III above. Tenant's remedy under this warranty shall be limited to repair or replacement, at Landlord's option. If Tenant refuses to make repairs as required, as soon as reasonably possible after written demand, Landlord may, at its option, make such repairs, without liability for interruption of the conduct of the business on the premises, and, upon completion of the repairs and the presentation of a bill, the costs of such repairs plus Fifteen Percent (15%) for Landlord's overhead shall be paid by Tenant. At Landlord's election, such sums owed by Tenant may be deemed additional rent.

     2. Tenant shall have the right, from time to time, to make such alterations and improvements to and decoration of the interior of the leased premises as shall be reasonably necessary or appropriate in Tenant's judgment for the conduct of Tenant's business, provided that (a) the structural integrity shall not be affected or diminished; (b) the value of the building and/or leased premises is not thereby diminished; (c) Landlord's written approval of all alterations exceeding the cost of Fifty Thousand Dollars ($50,000) be first obtained, which approval will not be unreasonably withheld; and (d) all fees, costs, taxes, assessments and expenses relating to any such alterations, improvements or additions shall be borne by Tenant. Tenant shall promptly pay when due all such fees, costs and expenses and Tenant shall defend and hold Landlord harmless from all costs, damages, liens, and expenses related thereto.

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     3. Tenant shall make no alterations or changes in the exterior of the leased premises without the express written approval of Landlord, which approval shall not be unreasonably withheld; provided, however, that any such alteration or change shall be subject to the conditions set forth in Paragraphs 2(a) through (d) above.

     4. All alterations or additions which cannot be removed from the leased premises without irreparable damage thereto shall also constitute a part of the leased premises and shall also remain thereon. Such other alterations, additions, or improvements as are made and paid for by Tenant, and which are removable without irreparable damage to the premises, may be removed by Tenant at any time, and Tenant shall repair any damage so incurred at the time of such removal. All trade fixtures and other fixtures not referred to above, and all machinery, equipment, and/or other items of personal property placed in or upon the leased premises by Tenant and paid for by Tenant may be removed by Tenant at any time.

     5. Tenant shall hold harmless and indemnify Landlord from and against any costs, expenses, and liabilities from any mechanics', laborers', or materialmen's liens which are caused or incurred by any act or omission of Tenant or which may be filed against the premises during the term of this Lease. Whenever and as often as any mechanics', laborers', or materialmen's lien shall have been filed against the leased premises and/or building, based upon any act or interest of Tenant or anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien and in default thereof after five (5) days' notice to Tenant, Landlord without

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
waiver of Landlord's rights may pay the amount of such lien or discharge the same by deposit, and the amount so paid or deposited, with interest thereon, shall be deemed additional rent reserved under this Lease, and shall be payable with interest at the rate of one percent (1%) per month from the date of such payment or deposit, and Landlord shall have the remedies herein provided for default for Tenant's failure to pay such amount with interest thereon within five (5) days after Landlord's written notice of the amount due.

     6. Tenant shall permit Landlord or Landlord's agents or lenders to inspect or examine the leased premises at such time and in such manner as to cause the least possible interference with the conduct of Tenant's business.

                                        X
                                   SUBROGATION
                                   -----------

     1. Landlord hereby releases Tenant from any and all liability and waives Landlord's right of recovery against Tenant, its agents and employees, for any loss or damage to Landlord's property resulting from any hazard insurable under a landlord's fire and extended coverage policy of insurance, including, but not limited to, theft, fire, smoke, explosion, or water damage, and Landlord hereby waives the subrogation rights of its insurance carriers under Landlord's policies of insurance providing coverage against loss or damage by any such hazard. Landlord shall take such steps as are necessary to inform its insurance carriers of this provision and to have endorsements, if necessary, placed on said insurance policies to carry into effect the provisions of this Paragraph.

     2. Tenant hereby releases Landlord from any and all liability and waives Tenant's rights of recovery against Landlord, its agents and employees, for any loss or

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damage to Tenant's property resulting from any hazard insurable under a tenant's fire and extended coverage policy of insurance, including, but not limited to, theft, fire, smoke, explosion, or water damage, and Tenant hereby waives the subrogation rights of its insurance carriers under Tenant's policies of insurance providing coverage against loss or damage by any such hazard. Tenant shall take such steps as are necessary to inform its insurance carriers of this provision and to have endorsements, if necessary, placed on said insurance policies to carry into effect the provisions of this Paragraph.

     3. All of the above notwithstanding, the foregoing releases and waivers shall be effective and applicable only if such releases and waivers are allowed by the insurers of both Landlord and Tenant. Landlord and Tenant agree to make their best efforts to obtain agreement to such releases and waivers.

                                       XI
                                    INSURANCE
                                    ---------

     1. (a) Tenant shall, at all times during the term of this Lease, keep all buildings, improvements, and fixtures on the premises insured to the extent of One Hundred Percent (100%) of the full insurable value thereof, which for purposes hereof shall be replacement cost, against loss or damage from fire, and such policy or policies shall be New York standard form policies and shall contain extended coverage provisions with loss of rents endorsement or such other forms of coverage as may be approved by Landlord in writing. Tenant may satisfy the foregoing loss of rents insurance requirement by maintaining business interruption insurance in an amount satisfactory to Landlord and assigning to Landlord the proceeds thereof which are attributable to the rents, taxes, costs and other charges due hereunder. Such policies shall be taken out with such reasonable and solvent insurance company or companies authorized to do business in Oregon as Tenant shall determine and as Landlord shall reasonably approve. The proceeds of such policies shall be payable to Landlord, Ground Landlord, Landlord's lender and Tenant as their interests may appear.

          (b) All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be cancelled without at least Ten (10) days' prior notice to Landlord. The original of such policy or policies shall remain in possession of Tenant unless required by Landlord's lender; provided, however, that Landlord shall have the right to receive from Tenant, upon written demand, a duplicate policy or policies of any such insurance.

     2. Tenant covenants and agrees that it will at all times during the term of this Lease indemnify, protect, defend and save Landlord harmless from and against any and all claims, demands, losses, damages, costs, charges, liabilities and attorneys' fees arising from damage or injury, actual or claimed, of whatsoever kind or character, to persons or property occurring in, on or about the leased premises or other areas exclusively used by Tenant; provided, however, nothing herein shall require Tenant to indemnify, protect, defend or save Landlord harmless from the consequences of Landlord's sole negligence or the sole negligence of any of Landlord's agents or employees. In furtherance of said protection, Tenant agrees, at all times during the term of this Lease, at Tenant's expense, to carry comprehensive general public liability and property damage insurance with an insurer satisfactory to Landlord, insuring Landlord, its officers, employees and agents, Ground Landlord, and Tenant, and any persons designated by Landlord, against all liability for personal injury, disease or death or for injury to or damage to property occurring upon, in or about the leased premises or other areas exclusively used by Tenant, in an amount of not less than Three Million Dollars ($3,000,000) for personal injury, sickness, disease or death to one person, not less than Three Million Dollars ($3,000,000) for injuries arising out of any accident, and not less than One Million Dollars ($1,000,000) for property damage; provided, however, the limits hereinabove provided shall be the base and shall be increased as of January 1, 1986 and each succeeding fifth
(5th) anniversary of each year of this Lease or any extension thereof by a percentage equal to seventy-five percent (75%) of the increase of the Average Index in the same manner as provided in Article XXVI. The policy shall contain a clause that the insurer will not cancel or change the insurance without giving Landlord Thirty (30) days' prior notice. A certificate of such insurance shall be delivered to Landlord, and, if required by Landlord's lender, the original of such policy shall be delivered to such lender.

                                       XII
                             DESTRUCTION OF PREMISES
                             -----------------------

     1. In the event of damage to or destruction of the leased premises by fire or other casualty, Tenant, at Tenant's sole expense, shall promptly restore the leased premises as nearly as possible to its condition prior to such damage or destruction. All insurance proceeds received by Landlord pursuant to the provisions of this Lease, less the cost, if any, of such recovery, shall be held in trust and applied by Landlord to the payment of such restoration, as such restoration progresses.

     2. If the proceeds of insurance are insufficient to pay the full cost of repair or restoration, Tenant shall pay the deficiency. If the insurance proceeds exceed such cost, the excess shall be paid to Tenant.

     3. If any insurance proceeds are paid to a mortgagee, then any disbursement of insurance proceeds by such mortgagee shall be deemed to have been made by Landlord. If any such mortgagee shall refuse to disburse any portion of insurance proceeds to which Tenant is entitled, Landlord shall provide an equivalent sum from other sources.

     4. If the leased premises or any part thereof, or the furniture, furnishings, and fixtures therein, shall be destroyed or damaged, Tenant's obligations for the payment of basic rent and other charges hereinabove set forth shall be abated to the extent the leased premises are untenantable during the period of repair, provided, however, Landlord shall be entitled to insurance proceeds under the policy for loss of rents or business interruption.

     5. Notwithstanding anything contained in subparagraphs 1 through 4 of this Article, if the leased premises are substantially destroyed during the final five years of the lease term, Landlord shall not be required to rebuild unless Tenant extends the remaining term of the lease for ten years from the date of the destruction.

                                      XIII
                                  CONDEMNATION
                                  ------------

     1. If a condemning authority takes all of the leased premises, or a portion sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was making of the leased premises, this Lease shall terminate as of the date title vests in the condemning authority. Landlord shall be entitled to all of the proceeds from the condemnation.

     2. If a portion of the leased premises is taken and the remaining premises are reasonably suitable for the use Tenant was making of the leased premises, this Lease shall continue, and Landlord shall immediately make such repairs and alterations to the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of condemnation. Basic rent shall be abated to the extent the leased premises are untenantable during the period of alteration and repair. As of the date title vests in the condemning authority, the basic rent due hereunder shall be reduced in the proportion that the number of square feet taken by the condemning authority bears to the original square footage leased hereunder.

     3. For purposes of this Lease, a taking by a condemning authority shall include any purchase or other acquisition in lieu of condemnation.

                                       XIV
                             SUBLEASE AND ASSIGNMENT
                             -----------------------

     This Lease is personal to Tenant, and Tenant may not assign or sublet all or any portion thereof or permit any other person or persons to occupy the leased premises or any portion thereof without the prior written consent of Landlord, which consent shall not unreasonably be withheld. The interest of Tenant or such assignee cannot be sold, assigned, transferred, seized, or taken by operation of law or under or by virtue of any execution or other process, attachment, or proceeding instituted against Tenant, or under or by virtue of any bankruptcy or insolvency proceeding had in regard to Tenant, or in any other manner, except as above specified; and any violation of the provisions thereof by Tenant, whether voluntary or involuntary, shall constitute a breach of this Lease. No assignment or sublease shall accomplish a novation, and Tenant shall not be released from performing any of the terms, covenants, and conditions of this Lease.

                                       XV
                                  SUBORDINATION
                                  -------------

     1. Upon request of Landlord, Tenant will subordinate its rights hereunder to the lien of any first mortgage (which shall for purposes of this Lease be deemed to include a Deed of Trust) now or hereafter in force against the land and buildings of which the leased premises are a part or upon any building hereafter placed upon the land of which the leased premises is a part, and to all advances made or hereafter to be made upon the security thereof. This Article shall be self-operative, and no further instrument of subordination shall be required from Tenant. Tenant hereby constitutes Landlord as its attorney in fact to execute any subordination agreement required by Landlord's mortgagee on Tenant's behalf. Nothing contained in this Article shall require Tenant to agree to any subsequent modification in the term of this Lease, nor shall any mortgagee succeeding to Landlord's interest have any greater rights hereunder than Landlord.

     2. Upon the request by Landlord, Tenant agrees to provide an Estoppel Certificate to Landlord's mortgagee, in substantially similar form to Exhibit "E", attached hereto, but amended, as necessary, to reflect the facts as of the date each such Estoppel Certificate is requested.

     3. If Landlord can obtain financing only upon the basis on amending this Lease for lender's protection, Landlord and Tenant shall amend this Lease to the extent necessary to protect lender; provided that all such amendments shall be limited to lease provisions relating to protection of the lender, and further provided that no amendment shall increase any obligation of the Tenant (including, but not limited to Tenant's obligation for basic rent, percentage rent or other payments hereunder) or restrict or limit any right of Tenant hereunder.

                                       XVI
                                     DEFAULT
                                     -------

     1. The following events shall be deemed to be events of default by Tenant under this Lease:

          (a) If Tenant shall fail to pay any installments of the rent, or any other charge designated herein to be paid, on the date that same is due, and such failure shall continue for a period of Ten (10) days after written notice from Landlord.

          (b) If Tenant shall fail to comply with any term, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within Thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said Thirty (30) days and Tenant shall not have commenced to cure such failure within Thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said Thirty (30) days and Tenant shall not with reasonable diligence and good faith proceed in the curing of such failure.

          (c) If Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or if any petition under any section or chapter of the National Bankruptcy Act shall be filed to subject Tenant's affairs to the same, or if a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     2. Upon the occurrence of any of the foregoing events of default, Landlord shall, without any notice of demand whatsoever, have the option to:

          (a) Terminate this Lease upon written notice to Tenant, in which event this Lease and the term thereby demised shall expire and terminate on the date specified in such notice; and all rights of Tenant under this Lease shall on such date expire and terminate. Upon such expiration Tenant shall immediately quit and peacefully surrender the premises and building to Landlord, and, if Tenant fails to do so, Landlord may enter upon and take possession of the leased premises and building and expel or remove Tenant, and any other person who may be occupying said premises, or any part thereof, and Tenant agrees to pay to Landlord, on demand, the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

          (b) Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and relet the premises and receive rent therefor; and Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease or shall absolve or discharge Tenant from any liability under this Lease.

          (c) Enter upon the leased premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord, on demand, for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

     3. Landlord may pursue any of the foregoing remedies singly or cumulatively and, in addition, any other remedies provided by law; nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder, nor shall any termination and cancellation include a cancellation of Tenant's obligations hereunder for any deficiency upon reletting subsequent to said termination or cancellation, such obligations being independent covenants surviving said termination or cancellation. In the event of any such expiration or termination, whether or not the leased premises or buildings, or any part thereof, shall have been relet, Tenant shall pay to Landlord the entire rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Landlord, and shall pay to Landlord, as and for liquidation and agreed current damages for Tenant's default:

          (a) The amount of fixed rent, percentage rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less:

          (b) The net proceeds of any reletting, after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs, and expenses of preparation for such reletting.

     4. For purposes of this Article, the amount of the percentage rent that would be payable under this Lease by Tenant if this Lease were still in effect shall be computed for the twelve (12) consecutive months which produced the highest percentage rent of the twenty-four (24) month period (or any lesser period if the termination requiring this computation takes place less than twenty-four (24) months after the commencement date) next preceding the month in which the occurrence requiring such computation takes place. Tenant shall pay such current damages (hereinafter called "deficiency") to Landlord monthly on the days on which rent would have been payable under this Lease if the term of this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

     5. At any time after such expiration or termination whether or not Landlord shall have collected any deficiencies as aforesaid, Landlord, at its option, shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between the rent reserved hereunder (including percentage rent determined as herein provided) for the unexpired portion of the term demised (as of the date of such demand) and the then fair and reasonable rental value of the leased premises and building for the same period. In computation of such final damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the leased premises and building for the period for which such installment was payable shall be discounted from the date of payment of such final damages at the rate of ten percent (10%) per annum.

     6. If Tenant shall default in its covenant to pay the rental as provided for herein, Landlord shall have a lien for such sums upon the personal property of Tenant located upon the leased premises and may enter the same and take possession of said personal property and sell it at public or private sale, and apply the proceeds thereof, after deducting the expenses of said sale, upon the monies due to Landlord prompting the same. Any public or private sale shall be held in a commercially reasonable manner.

                                      XVII
                                QUIET ENJOYMENT
                                ---------------

     1. Conditioned upon Tenant's paying the rent herein provided and performing and fulfilling all the covenants, agreements, conditions, and provisions herein to be kept, observed, or performed by Tenant, and except as hereinafter provided in this paragraph, the Tenant shall and may, at all times during the term hereby granted, peaceably, quietly, and exclusively have, hold, and enjoy the leased premises. It is understood that the premises are owned by the Ground Landlord as above set forth. This Sublease is conditioned upon approval by the Ground Landlord (a) that the rights of Tenant will be recognized and (b) that, in the event of default by Landlord and/or foreclosure of the mortgage, this Sublease will remain in effect according to its terms, with substitution of Ground Landlord or the purchaser at the foreclosure sale as Landlord.

                                      XVIII
                             COMPLIANCE WITH THE LAW
                             -----------------------

     1. Tenant shall pay promptly when due and before delinquency all taxes assessed upon Tenant's fixtures, furnishings, equipment, stock, inventory, leasehold interest, or other personal property in or about the leased premises.

     2. Tenant shall comply with all applicable laws, orders, and regulations of federal, state, or municipal authorities and with any direction of any public officer, pursuant to law, which shall impose any duty upon Tenant with respect to the leased premises. Tenant, at Tenant's sole expense, shall obtain all licenses or permits which may be required for the conduct of Tenant's business, or for the making of repairs, alterations, improvements, or additions. Landlord, when necessary, will join with Tenant in applying for such permits and licenses.

                                       XIX
                                    SURRENDER
                                    ---------

     1. If Tenant shall hold over and remain in possession of the leased premises after the expiration of the term herein granted, Tenant shall remain bound by all the terms, covenants, and agreements hereof, except that such holding over shall be construed to be a tenancy from month to month which may be terminated at any time by Landlord.

     2. Upon the expiration of the term of this Lease or any sooner termination thereof, Tenant covenants and agrees that Tenant shall, without notice, promptly and peaceably surrender possession of the leased premises to Landlord in as good a condition as at the time of Tenant's entry thereon, reasonable wear and tear, fire, and other insured or unavoidable causes excepted.

     3. If Tenant is not then in default as to any of the terms of this Lease, Tenant shall have the right to remove all trade fixtures erected or attached to the premises by Tenant upon the expiration or termination of this Lease or any extension thereof, provided that Tenant shall repair any physical damage to the leased premises resulting from such removal.

                                       XX
                                    NONWAIVER
                                    ---------

     Any waiver of any breach of covenants herein contained to be kept and performed by Tenant shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent Landlord from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise. The acceptance of rent by Landlord hereunder shall never be construed to be a waiver of any term of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than on account of the earliest rent due.

                                       XXI
                                     NOTICES
                                     -------

     All notices provided for in this Lease to be served upon the other party shall be done in writing and by Certified Mail, return receipt requested, postage prepaid, and, if served upon Landlord, shall be addressed to Landlord at Pacific Cascade Corporation, 616 Plaza 600 Building, Seattle, Washington 98101, and, if served upon Tenant, shall be addressed to Tenant at G.I. Joe's, Inc., P.O. Box 11037, Portland, Oregon 97211; provided, however, that either party may designate a different address by giving the other party written notice thereof. Such notice shall be deemed to have been served within Forty-eight (48) hours after it has been deposited in any United States Post Office in Washington or Oregon, postage prepaid, certified mail, return receipt requested, which shall be valid and sufficient service of notice for all purposes; or if notice is personally delivered or otherwise given, such notice shall be deemed to have been served at the time of delivery thereof.

                                      XXII
                                 ATTORNEYS' FEES
                                 ---------------

     1. In the event any action or suit or proceeding is brought to collect the rent due or to become due hereunder, or any portion thereof, or to obtain possession of the leased premises, or to enforce compliance with this Lease, or for failure to observe any of the covenants of this Lease, the prevailing party in such suit, action, or proceeding may recover from the other party herein such sum or sums as the trial and/or appellate court may adjudge reasonable as attorneys' fees to be allowed in said suit, action, or proceeding, or appeal therefrom, in addition to their costs and disbursements.

                                      XXIII
                                  MODIFICATION
                                  ------------

     1. The terms and conditions of this Lease shall be incapable of modification, change, or amendment, except by endorsement, in writing, attached hereto and bearing the separate signature in execution thereof by the parties hereto, or their successors in interest.

                                      XXIV
                                   RECORDATION
                                   -----------

     1. This Lease shall not be recorded except by agreement of both parties, but, upon request by either party, the parties shall execute a short form of this Lease containing the description of the leased premises, the provisions relating to the term of the lease, and a reference to this Lease.

                                       XXV
                                   SUCCESSION
                                   ----------

     1. This Lease shall be binding upon the parties hereto, their legal representatives, heirs, successors, and, as far as this Lease is assignable by the terms hereof, to the assigns of such parties. The words "Landlord" and "Tenant," wherever used in this Lease, shall apply equally and be binding jointly and severally upon all Tenants and Landlords, whether one or more, and, together with the accompanying verbs and pronouns, shall apply to all persons, firms or corporations who may be or become parties as Landlords or Tenants hereto.

                                      XXVI
                                 RENEWAL OPTION
                                 --------------

     1. (a) At the expiration of the original term of this Lease, if Tenant is not then in default under any of the provisions hereof, Landlord hereby grants to Tenant the option to extend the term of this Lease for Three (3) consecutive periods of Five (5) years each (each of such periods being hereafter referred to as the "extended term"), upon condition that, at the time each such renewal option is exercised, the Lease is then in effect and there is then no default in the performance of any condition hereof. Such extension shall be upon the terms and conditions of this Lease in effect during the original term hereof except as set forth below.

          (b) (i) The rent during each extended term hereof shall include both basic rent and percentage rent as provided in this Lease, except that the basic monthly rent for the first extended term shall be the amount payable as basic monthly rent in 1996 multiplied by a fraction the numerator of which is the Average Index (as hereinafter defined) as published the month during which such extended term shall commence and the denominator of which is the Average Index as published for February 1996. "Average Index" as used herein shall mean the average of i) the "Consumer Price Index (United States City Average for All Urban Consumers)--All Items (Reference Base: 1967 = 100)" and (ii) the "Consumer Price Index (United States City Average for Urban Wage Earners and Clerical Workers (Revised))--All Items (Reference Base:
          1967 = 100)," each published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Average Index or any constituent index thereof shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the percentage increase shall be made with the use of such conversion factor, formula or table for converting such indexes as may be published by the Bureau of Labor Statistics or, if such bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc. or any other nationally recognized publisher of similar statistical information. In the event any such index shall cease to be published, then for the purposes of this
          Article XXVI, there shall be substituted such other index as Landlord and Tenant shall agree upon and if they are unable to agree within ninety (90) days after any such index ceases to be published, such matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association for the purpose of establishing the most nearly equitable alternative index to accomplish the purposes set forth herein.

          (ii) The basic rent during each succeeding extended term shall be the amount payable as basic monthly rent for the immediately preceding extended term multiplied by a fraction the numerator of which is the Average Index as published for the last month of the immediately preceding extended term and the denominator of which is the Average Index as published for the first month of the immediately preceding extended term.

          (iii) All of the above notwithstanding, nothing herein to the contrary shall be construed as at any time requiring Tenant to pay to Landlord a sum less than the average annual rental for the last three (3) years of the preceding term which has not recently expired. (It is the intent of this proviso that Landlord shall receive the basic rent according to the formula herein or an average of the last three (3) years' rent, whichever is greater.)

          (c) Tenant shall exercise the option for each such extended term by notifying Landlord in writing and not less than thirty (30) months prior to the last day of the term of this Lease or each such renewal period.

          (d) All of the above notwithstanding, the term of this Lease shall not be renewable with respect to any period of time during which Landlord does not hold a leasehold estate in the leased premises.

                                      XXVII
                        CONDITIONS PRECEDENT TO LIABILITY
                        ---------------------------------

     1. If Landlord is unable, after using its best efforts, to obtain any necessary zone changes, or the building permits, land use and design approvals, or other similar governmental authorizations to commence construction of the leased premises by October 1, 1981, either party may thereafter give notice to the other of the immediate rescission of this Lease.

                                     XXVIII
                                PERSONAL PROPERTY
                                -----------------

     All personal property of every kind or description that may at any time be in the leased premises shall be at Tenant's sole risk or at the risk of those claiming under Tenant, and Landlord shall not be liable for any damage to said property or loss to the business or occupation of Tenant caused in any manner whatsoever, except as may result from and be caused by the sole negligence of Landlord or its agents or employees.

                                      XXIX
                              EFFECT OF INVALIDITY
                              --------------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of the terms and provisions to persons and circumstances other than those to which it had been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                       Landlord:


                                       PACIFIC CASCADE CORPORATION, a
                                       Washington corporation, doing business
                                       in Oregon as PCC Associates


                                       By /s/ MARTIN L. PETERSON
                                          -----------------------------------
                                          Its President
                                              -------------------------------


                                       Tenant:

                                       G.I. JOE'S, INC., an Oregon corporation


                                       By /s/ DAVID E. ORKNEY
                                          -----------------------------------
                                          Its President
                                              -------------------------------

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF               )

     On this 8 day of October, 1981, personally appeared Martin L. Peterson, who, being duly sworn, did say that he is the President of PACIFIC CASCADE CORPORATION, a Washington corporation, and that said instrument was signed in behalf of said corporation by authority of its board of directors; and acknowledged said instrument to be its voluntary act and deed.

     Before Me:
                                       /s/ ANTHONY J. BARKER
                                       --------------------------------------
                                       Notary Public for Oregon
                                       My Commission Expires:  8-6-84

STATE OF OREGON    )
                   ) ss.
COUNTY OF LANE     )

     On this 8 day of October, 1981, personally appeared David E. Orkney, who, being duly sworn, did say that he is the President of G.I. JOE'S, INC., an Oregon corporation, and that said instrument was signed in behalf of said corporation by authority of its board of directors; and acknowledged said instrument to be its voluntary act and deed.

     Before Me:
                                       /s/ ANTHONY J. BARKER
                                       --------------------------------------
                                       Notary Public for Oregon
                                       My Commission Expires:  8-6-84

                                    EXHIBIT D


     Plans and specifications as described in Exhibit C; Site Plan as shown on Sheet No. 1 of Design Plans described on Exhibit C.


                                     - 41 -